                                                                      EXHIBIT 11

                             NABISCO HOLDINGS CORP.
                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                         THREE MONTHS              THREE MONTHS
                                                                            ENDED                     ENDED
                                                                      SEPTEMBER 30, 1996        SEPTEMBER 30, 1995
                                                                   ------------------------  ------------------------
                                                                                  FULLY                     FULLY
                                                                    PRIMARY      DILUTED      PRIMARY      DILUTED
                                                                   ----------  ------------  ----------  ------------
Average number of common and common equivalent shares
  outstanding during the period (in thousands):
  Common Stock issued and outstanding at beginning of period.....     265,055      265,055      265,000      265,000
  Average number of shares of common stock issued during
    the period...................................................          --           --           --           --
  Average number of stock options outstanding during the
period...........................................................       1,744        1,744          500          861
                                                                   ----------  ------------  ----------  ------------
  Average number of common and common equivalent shares
    outstanding during the period................................     266,799      266,799      265,500      265,861
                                                                   ----------  ------------  ----------  ------------
                                                                   ----------  ------------  ----------  ------------
Income (loss) applicable to common stock:
  Income before extraordinary income.............................  $       70   $       70   $       71   $       71
  Extraordinary item.............................................          --           --          (19)         (19)
                                                                   ----------  ------------  ----------  ------------
  Net income applicable to common stock..........................  $       70   $       70   $       52   $       52
                                                                   ----------  ------------  ----------  ------------
                                                                   ----------  ------------  ----------  ------------
Income (loss) per common and common equivalent share:
  Income before extraordinary income.............................  $     0.26   $     0.26   $     0.27   $     0.27
  Extraordinary item.............................................          --           --        (0.07)       (0.07)
                                                                   ----------  ------------  ----------  ------------

  Net income.....................................................  $     0.26   $     0.26   $     0.20   $     0.20
                                                                   ----------  ------------  ----------  ------------
                                                                   ----------  ------------  ----------  ------------

                                                                         NINE MONTHS               NINE MONTHS
                                                                            ENDED                     ENDED
                                                                    SEPTEMBER 30, 1996(A)       SEPTEMBER 30, 1995
                                                                   ------------------------  ------------------------
                                                                                  FULLY                     FULLY
                                                                    PRIMARY      DILUTED      PRIMARY      DILUTED
                                                                   ----------  ------------  ----------  ------------
Average number of common and common equivalent shares
  outstanding during the period (in thousands):
  Common Stock issued and outstanding at beginning of period.....     265,000      265,000      213,250      213,250
  Average number of shares of common stock issued during
    the period...................................................          38           38       46,766       46,766
  Average number of stock options outstanding during the
period...........................................................          --        1,908          392          554
                                                                   ----------  ------------  ----------  ------------
  Average number of common and common equivalent shares
    outstanding during the period................................     265,038      266,946      260,408      260,570
                                                                   ----------  ------------  ----------  ------------
                                                                   ----------  ------------  ----------  ------------
Income (loss) applicable to common stock:
  Income before extraordinary income.............................  $      (93)  $      (93)  $      198   $      198
  Extraordinary item.............................................          --           --          (19)         (19)
                                                                   ----------  ------------  ----------  ------------
  Net income applicable to common stock..........................  $      (93)  $      (93)  $      179   $      179
                                                                   ----------  ------------  ----------  ------------
                                                                   ----------  ------------  ----------  ------------
Income (loss) per common and common equivalent share:
  Income before extraordinary income.............................  $    (0.35)  $    (0.35)  $     0.76   $     0.76
  Extraordinary item.............................................          --           --        (0.07)       (0.07)
                                                                   ----------  ------------  ----------  ------------

  Net income.....................................................  $    (0.35)  $    (0.35)  $     0.69   $     0.69
                                                                   ----------  ------------  ----------  ------------
                                                                   ----------  ------------  ----------  ------------

------------------------
(A) The calculation of fully diluted earnings per share for the nine months ended September 30, 1996 is presented in accordance with Regulation S-K item 601(b)(11) and includes the average number of common equivalent shares although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result for this net loss period.